UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 9, 2011

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on May 9, 2011, the Compensation Committee of the Company’s Board of Directors approved a grant of 1,250 Restricted Stock Units to Anne G. Waleski, the Company’s Chief Financial Officer. 50% of the units vest after four years, and the balance after five years. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting. See Exhibit 10.1 for the form of Ms. Waleski’s May 2011 Restricted Stock Unit Award Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2011, the Board of Directors of Markel Corporation approved an amendment and restatement of the Company’s Articles of Incorporation, with the sole amendment being the removal of outdated initial registered agent and office information, which is already on file with the Commonwealth of Virginia’s State Corporation Commission. Virginia law allows such an amendment and restatement with Board approval, and without the need for shareholder approval. The amendment and restatement became effective May 11, 2011. A copy of the amended and restated Articles is attached as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Markel Corporation was held on May 9, 2011. At the annual meeting, shareholders elected directors for the ensuing year; and ratified the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2011. With respect to the advisory votes mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, shareholders approved the compensation paid to the Company’s executive officers, and were in favor of holding an advisory vote on executive compensation once every three years. The results of the meeting were as follows:

Election of Directors	For	Withheld Authority	Broker Non-Votes
J. Alfred Broaddus, Jr.	7,060,142	53,453	1,537,571
Douglas C. Eby	7,021,353	92,242	1,537,571
Stewart M. Kasen	7,030,897	82,698	1,537,571
Alan I. Kirshner	6,944,830	168,765	1,537,571
Lemuel E. Lewis	7,061,034	52,561	1,537,571
Darrell D. Martin	6,757,607	355,988	1,537,571
Anthony F. Markel	7,023,514	90,081	1,537,571
Steven A. Markel	7,046,300	67,295	1,537,571
Jay M. Weinberg	6,783,563	330,032	1,537,571
Debora J. Wilson	7,065,613	47,982	1,537,571

Ratification of Selection of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Votes
8,628,074	13,717	9,375	Not applicable

Advisory Vote Approving Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
6,926,246	86,226	101,083	1,537,571

Advisory Vote Approving Frequency of Shareholder Advisory Votes Approving Executive Compensation

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
3,866,837	46,308	3,102,567	97,871	1,537,583

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation (filed herewith)

10.1	Form of May 2011 Restricted Stock Unit Award Agreement for Anne Waleski (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: May 13, 2011	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation (filed herewith)

10.1	Form of May 2011 Restricted Stock Unit Award Agreement for Anne Waleski (filed herewith)